UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2009

Helix Energy Solutions Group, Inc.
 (Exact name of registrant as specified in its charter)

Minnesota	001-32936	95-3409686
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 North Sam Houston Parkway East, Suite 400 Houston, Texas	77060
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 281-618-0400

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On April 27, 2009, Helix Energy Solutions Group, Inc. (the “Company”) and its wholly owned subsidiary, Helix Energy Solutions (UK) Limited completed the sale to Baker Hughes Limited, a subsidiary of Baker Hughes Incorporated, of all of its equity interest in Helix Energy Limited and its subsidiary Helix RDS Limited, for $25 million pursuant to a share purchase agreement. Helix RDS is a provider of reservoir engineering, geophysical, production technology and associated specialized consulting services to the upstream oil and gas industry based in Aberdeen, Scotland.

On April 27, 2009, Helix issued a press release containing information related to the sale of Helix RDS Limited. Attached hereto as Exhibit 99.1, and incorporated by reference herein, is that press release.

This information is not deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liabilities of that section, and such information is not incorporated by reference into any registration statements or other document filed under the Securities Act of 1933, as amended (“Securities Act”), or the Exchange Act, regardless of the general incorporation language contained in such filing, except as shall be expressly set forth by specific reference to this filing.

Item 9.01 Financial Statements and Exhibits.

(c)  Exhibits.

Number	Description
99.1	Press Release of Helix Energy Solutions Group, Inc. dated April 27, 2009 regarding the sale of Helix RDS Limited

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 28, 2009

HELIX ENERGY SOLUTIONS GROUP, INC.

By:           /s/ Anthony Tripodo
Anthony Tripodo
Executive Vice President and Chief Financial Officer

Index to Exhibits

Exhibit No.	Description
99.1	Press Release of Helix Energy Solutions Group, Inc. dated April 27, 2009 regarding the sale of Helix RDS Limited